                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors and Stockholders
QVC Inc.:

We consent to the incorporation by reference in the registration statement No.33-59121 on Form S-3, as amended, of Tele-Communications, Inc. of our report, dated March 4, 1994, relating to the consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which report appears in the Current Report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to a change in the method of accounting for income taxes.

                                        /s/ KPMG PEAT MARWICK LLP

                                        KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
October 25, 1995